Exhibit 10.4

STOCKHOLDERS AGREEMENT

among

United Express Inc.,

Unity Global FZCO,

and

Cristophe Beverly Hills, LLC

Dated May 22, 2023

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein, this “Agreement”), dated as of the 22nd day of May 2023 is entered into by and among United Express Inc., a Nevada, USA, corporation (the “Company” or “United Express”), and each of Unity Global FZCO, a company incorporated in the United Arab of Emirates with a registration number of DSO-FZCO-4162 and having its registered address at Dubai Silicon Oasis, DDP, Building A2, Dubai United Arab Emirates (“Unity”) and Cristophe Beverly Hills, LLC, a Delaware, USA, limited liability company (“Cristophe”).Unity and Cristophe and their respective Permitted Transferees are each referred to herein as a “Stockholder” and collectively the “Stockholders.”

RECITALS

WHEREAS, pursuant to a share purchase agreement, dated April 5, 2023 (the “Unity Share Purchase Agreement”), Unity has purchased from Arithmetic, LLC an aggregate of 14,001,000 shares of the common stock, par value USD0.001 per share (the “Company Common Stock”) of the Company, representing approximately 89.6% of the 15,592,000 currently issued and outstanding shares of capital stock of United Express; and

WHEREAS, pursuant to a share purchase agreement, dated April 11, 2023 (the “Unity Share Sale Agreement”) Unity has sold to Cristophe and Cristophe has purchased from Unity an aggregate of 4,667,000 shares of the Company Common Stock (the “Cristophe Shares”), representing approximately 29.9% of the currently issued and outstanding shares of capital stock of United Express; and

WHEREAS, Unity has retained record and beneficial ownership of 9,334,000 shares of Company Common Stock (the “Unity Shares”), representing approximately 59.9% of the currently issued and outstanding shares of capital stock of United Express; and

WHEREAS, it is contemplated that persons designated by Unity shall control the board of directors of the Company and each of its Subsidiaries (individually the “Board” and collectively, the “Boards”) until the first Acquisition; and

WHEREAS, from time to time thereafter, the Company shall issue and sell additional shares of Company Common Stock or other Capital Stock or securities convertible into or exercisable for shares of Company Common Stock or Capital Stock (the “Stock Equivalents”) to third parties in connection with one or more Acquisitions made by the Company or to investors in connection with the sale of Company Common Stock or Stock Equivalents to raise debt or equity financings for the Company or its Subsidiaries;

WHEREAS, the Company and each of Unity and Cristophe desire to enter into this Agreement to set forth their understanding and agreement as to the shares of Company Common Stock held by such Stockholders, including the voting, tender and transfer of such shares under the circumstances set forth herein.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. When used in this Agreement with initial capital letters, the following terms have the meanings specified or referred to in this Section 1.01:

Acquisitions means the acquisition by the Company or any Subsidiary of the shares of common stock or other equity securities or substantially all of the assets and business of any unaffiliated Person, whether by share purchase, asset purchase, merger, consolidation or like combination.

Affiliate means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, stockholder or other equity holder of such Person or manager, director, officer or employee of such Person. For purposes of this definition, control, when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms controlling and controlled shall have correlative meanings.

Applicable Law means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

Articles of Incorporation means the Articles of Incorporation of the Company, as filed on June 23, 2017, with the Secretary of State of the State of Nevada and as amended, modified, supplemented or restated from time to time.

Board or Boards has the meaning set forth in the Recitals.

Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

Capital Stock means, the Common Stock and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

Change of Control means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries to a Third Party Purchaser; (b) a sale resulting in no less than a majority of the Company Common Stock (or other voting stock of the Company) on a Fully Diluted Basis being held by a Third Party Purchaser; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a Third Party Purchaser.

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Code means the Internal Revenue Code of 1986, as amended.

Common Stock means, collectively: (a) the Company Common Stock; and (b) any other class of common stock of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

Company has the meaning set forth in the Recitals.

Company Subsidiary means a Subsidiary of the Company.

Director has the meaning set forth in Section 2.01(a).

Drag-along Notice has the meaning set forth in Section 4.05(c).

Drag-along Sale has the meaning set forth in Section 4.05(a).

Drag-along Stockholder has the meaning set forth in Section 4.05(a).

Dragging Stockholder has the meaning set forth in Section 4.05(a).

Excluded Issuance means the issuance of Company Common Stock or Stock Equivalents in connection with (a) any Acquisition, or (b) any issuance of debt or equity securities to any investor(s) so long as Unity or its Affiliates do not participate in such investment, or (c) any Company Common Stock or Stock Equivalents issued to employees of or consultants to the Company or any Company Subsidiary pursuant to a Stock Option Plan.

~~Fair Market Value of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.~~

Fiscal Year means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

Fully Diluted Basis means, as of any date of determination: (a) with respect to all Capital Stock, all issued and outstanding Capital Stock of the Company and all Capital Stock issuable upon the exercise or conversion of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class or series of Capital Stock, all issued and outstanding shares of Capital Stock designated as such type, class or series and all such designated shares of Capital Stock issuable upon the conversion or exercise of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible.

Fully Electing Tag-Along Stockholder has the meaning set forth in Section 4.04(d)(ii).

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GAAP means United States generally accepted accounting principles in effect from time to time.

Governmental Authority means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

Issuance Notice has the meaning set forth in Section 1.01(a).

Major Decisions has the meaning set forth in Section 2.06.

Majority Stockholders means Unity and any other Person who, together with Unity shall own 51% or more of the outstanding Company Common Stock or voting Stock Equivalents

Nevada Act means the Nevada Revised Statutes of the State of Nevada, and any successor statute, as it may be amended from time to time.

New Securities means any authorized but unissued Shares or any Stock Equivalents.

Orderly Market Agreement means the Orderly Market Agreement executed by Unity, Cristophe and the Company in form and substance attached hereto as Exhibit B.

Original Purchase Price means the per Share price paid by a purchaser of Shares.

Permitted Transfer means a Transfer of Capital Stock or Stock Equivalents carried out pursuant to Section 4.02.

Permitted Transferee means a recipient of a Permitted Transfer.

Person means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Pre-emptive Acceptance Notice has the meaning set forth in Section 1.01(a).

Pre-emptive Exercise Period has the meaning set forth in Section 1.01(a).

Pre-emptive Pro Rata Portion means, for any Stockholder as of any particular time, a fraction determined by dividing (a) the number of shares of Company Common Stock on a Fully Diluted Basis owned by such Stockholder immediately prior to such time by (b) the aggregate number of shares of Company Common Stock on a Fully Diluted Basis owned by all of the Stockholders immediately prior to such time.

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Pre-emptive Stockholder has the meaning set forth in Section 3.01(a).

Prospective Purchaser has the meaning set forth in Section 1.01(a).

Public Offering means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of Common Stock of the Company in which the gross proceeds received by the Company (exclusive of underwriters’ discounts and selling commissions) shall be at least USD5,000,000, following which the Common Stock of the Company shall be listed on any national securities exchange or quoted on the NASDAQ Stock Market System.

Remaining Tag-along Stock has the meaning set forth in Section 4.04(e)(i).

Remaining Tag-along Stock Exercise Notice has the meaning set forth in Section 4.04(e)(ii).

Remaining Tag-along Stock Exercise Period has the meaning set forth in Section 4.04(e)(ii).

Remaining Tag-along Stock Notice has the meaning set forth in Section 4.04(e)(i).

Representative means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

Sale of Control means: (a) the sale of or all or substantially all of the consolidated assets of the Company to a third party who is not an Affiliate of Unity, Cristophe or any of their Affiliates (a “Third Party Purchaser”); (b) a sale resulting in no less than a majority of the outstanding Company Common Stock (or other voting stock of the Company) being held by a Third Party Purchaser; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a Third Party Purchaser;.

Securities Act means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

Selling Stockholder has the meaning set forth in Section 4.04(a).

Shares means shares of (a) Common Stock; and (b) any other Capital Stock, in each case together with any Stock Equivalents thereon, purchased, owned or otherwise acquired by a Stockholder as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

Stock Equivalents has the meaning set forth in the Recitals.

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Stock Option Plan means the Stock option plan promulgated by the Board of the Company, as amended, restated or modified from time to time.

Stock Options means the Non-qualified Stock Options of the Company granted pursuant to the Stock Option Plan and the Award Agreements thereunder.

Stockholder has the meaning set forth in the Recitals.

Subsidiary means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

Subsidiary Board has the meaning set forth in Section 1.01(a).

Tag-along Exercise Notice has the meaning set forth in Section 4.04(d)(i).

Tag-along Exercise Period has the meaning set forth in Section 4.04(d)(i).

Tag-along Notice has the meaning set forth in Section 4.04(c).

Tag-along Pro Rata Portion means, the Tag-along Stockholder and for any particular class or series of Tag-along Stock as of any particular time, a fraction determined by dividing (a) the number of Shares (or applicable Stock Equivalents) on a Fully Diluted Basis of the applicable class or series of Tag-along Stock owned by such Stockholder immediately prior to such time by (b) the aggregate number of Shares (or applicable Stock Equivalents) on a Fully Diluted Basis of the applicable class or series of Tag-along Stock owned by the Selling Stockholder and the Tag-along Stockholder timely electing to participate in the applicable Tag-along Sale pursuant to Section 4.04(d)(i) immediately prior to such time.

Tag-along Sale has the meaning set forth in Section 4.04(a).

Tag-along Stock has the meaning set forth in Section 4.04(a).

Tag-along Stockholder means (i) Cristophe or any Affiliate of Cristophe and/or (ii) Unity or any Affiliate of Unity, who owns Company Common Stock.

Third Party Purchaser means any Person who, immediately prior to the contemplated transaction: (a) does not directly or indirectly own or have the right to acquire any outstanding Capital Stock (or applicable Stock Equivalents); or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Capital Stock (or applicable Stock Equivalents).

Transfer means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Capital Stock or Stock Equivalents owned by a Person or any interest (including a beneficial interest) in any Capital Stock or Stock Equivalents owned by a Person. Transfer, when used as a noun, shall have a correlative meaning.

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Transferee means a recipient of, or proposed recipient of, a Transfer, including a Permitted Transferee or a Prospective Transferee.

Section 1.02 Interpretation. For purposes of this Agreement: (a) the words include, includes and including shall be deemed to be followed by the words without limitation; (b) the word or is not exclusive; and (c) the words herein, hereof, hereby, hereto and hereunder refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

Management

Section 2.01 Board Composition. Each of Unity and Cristophe or any of their Affiliates who own Company Common Stock shall vote all voting securities (including all voting Shares) owned by such Stockholder or over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise), and the Company shall take all necessary or desirable actions within its control, to ensure that Unity and/or other ~~Jeremy Harbour and~~ individuals designated by Unity shall constitute the initial members of the Board of the Company until the first Acquisition (each a “Director”). In the event of one or more acquisitions by the Company or investments by investors the size and composition of the Board may be adjusted

Section 2.02 Removal; Resignation; Vacancies.

(a) Removal. Directors may be removed by the vote or written consent of the Majority Stockholders.

(b) Resignation. A Director may resign at any time from the Board by delivering his written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

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(c) .

Section 2.03 Meetings of the Board of Directors.

(a) Generally. The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Directors participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of Nevada) as may be determined from time to time by the Board. Written notice of each meeting of the Board shall be given to each Director at least 24-48 hours prior to each such meeting.

(b) Special Meetings. Special meetings of the Board shall be held on the call of any of the Directors upon at least Twenty (20) days’ written notice if the meeting is to be held in person or Ten (10) day’s written notice if the meeting is to be held by telephone communications or video conference to the Directors, or upon such shorter notice as may be approved by all the Directors. Any Director may waive such notice as to himself or herself.

(c) Quorum Requirements. The presence of a majority of Directors then in office shall constitute a quorum. If a quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the Directors.

Section 2.04 Compensation; No Employment.

(a) Compensation of Directors. The Company and each Stockholder acknowledges and agrees that:

(i) Each Director shall not receive compensation for his or her service as a Director to the Company or any Company Subsidiary; provided, that each Director shall be reimbursed by the Company for his or her reasonable travel and out-of-pocket expenses incurred in the performance of his or her duties as a Director, including attendance in person at meetings of the Board or the board of any Company Subsidiary (or any committees thereof), pursuant to such policies as from time to time established by the Board.

(ii) Nothing contained in this Section 2.04 shall be construed to preclude any Director from serving the Company or any Company Subsidiary in any other capacity and receiving reasonable compensation for such services.

(b) No Right of Employment Conferred. This Agreement does not, and is not intended to, confer upon any Director any rights with respect to continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Director.

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Section 2.05 Committees. The Company and each Stockholder acknowledges and agrees that the Board may, by resolution, designate from among the Directors one or more committees, each of which shall be comprised of one or more Directors. Any such committee, to the extent provided in the resolution forming such committee, shall have and may exercise the authority of the Board, subject to the limitations set forth in the NevadaAct. The Board may dissolve any committee or remove any member of a committee at any time.

Section 2.06 Major Decisions. Notwithstanding anything to the contrary contained in this Agreement, any of the following actions by the Company or the Majority Stockholders (each a “Major Decision”) shall require the affirmative written consent of Cristophe:

(a) the issuance or sale of Company Common Stock or Stock Equivalents to Unity or any Affiliate of Unity in a related party transaction that dilutes the Common Stock equity of Cristophe;

(b) the issuance or sale of Company Common Stock or Stock Equivalents to any third Person (excluding in connection with any Acquisition and/orwhere financing is provided by Unity or any of its Affiliates) that does not dilute the Common Stock equity of both Unity and Cristophe on a pari-passu basis; or

(c) any amendment to the Orderly Market Agreement or this Agreement.

ARTICLE III

Pre-emptive Rights

Section 3.01 Pre-emptive Right.

(a) Issuance of New Securities. The Company hereby grants to each Stockholder holding shares of Company Common Stock (each such Stockholder, a “Pre-emptive Stockholder”) a separate right to purchase its Pre-emptive Pro Rata Portion of any New Securities that the Company may from time to time propose to issue or sell to any party; provided, that the provisions of this Section 3.01 shall not apply to any Excluded Issuance.

ARTICLE IV

Transfer

Section 4.01 General Restrictions on Transfer.

(a) Stockholders. Each of Unity and Cristophe acknowledges and agrees that such Stockholder (or any Permitted Transferee of such Stockholder) shall not Transfer:

(i) prior to the consummation of a Qualified Public Offering, any Company Common Stock or related Stock Equivalents without the prior written consent of the Board, except:

(A) pursuant to Section 4.02;

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(B) when required of a Drag-along Stockholder pursuant to Section 4.05;

(C) pursuant to a Public Offering; or

(D) as set forth in the Orderly Market Agreement.

(E) when required of a Drag-along Stockholder pursuant to Section 4.05;

(F) upon the exercise of a tag-along right by a Tag-along Stockholder pursuant to Section 4.04.

In the event consent is provided by the Board pursuant to this Section 4.01(a) and, in the case of the securities covered by Section 4.01(a)(i) above, following the third anniversary of the date of this Agreement, any such Transfer by a Stockholder shall be made only either as permitted pursuant to Section 4.02 or in strict accordance with the restrictions, conditions and procedures described in the other provisions of this Section 4.01 and Section 4.03 through Section 4.05, as applicable.

(b) Other Transfer Restrictions. The Company agrees that it shall not issue any Capital Stock or Stock Equivalents:

(i) except as permitted under the Securities Act and other applicable federal or state securities or blue-sky laws, and then, with respect to a Transfer of Capital Stock or Stock Equivalents, if requested by the Company, only upon delivery to the Company of a written opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii) if such Transfer or issuance would cause the Company or any of the Company Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(iii) if such Transfer or issuance would cause the assets of the Company or any of the Company Subsidiaries to be deemed Plan Assets as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any prohibited transaction thereunder involving the Company or any Company Subsidiary.

(c) Transfers in Violation of this Agreement. Any Transfer or attempted Transfer of any Capital Stock or Stock Equivalents in violation of this Agreement, including any failure of a Transferee, as applicable, to enter into a Joinder Agreement pursuant to Section 4.01(c) above, shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Stockholder proposing to make any such Transfer shall continue be treated) as the owner of such Capital Stock or Stock Equivalents for all purposes of this Agreement.

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Section 4.02 Permitted Transfers. Subject to Section 4.01 above, the provisions of Section 4.03 and Section 4.04 shall not apply to any of the following Transfers by any Stockholder of any of its Capital Stock or Stock Equivalents to:

(a) An Affiliate of such Stockholder

(b) If a Stockholder is a natural person, such Stockholder’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”);

(c) a trust under which the distribution of Capital Stock may be made only to such Stockholder and/or any Family Members of such Stockholder;

(d) a charitable remainder trust, the income from which will be paid only to such Stockholder during his life;

(e) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Stockholder and/or Family Members of such Stockholder; or

(f) for bona fide estate planning purposes, either by will or by the laws of intestate succession, to such Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries.

Section 4.03 [Intentionally Deleted.]

Section 4.04 Tag-along Right.

(a) Participation in the Sale of Stock. Subject to the terms and conditions specified in Section 4.01 and this Section 4.04, if any Stockholder (the “Selling Stockholder”) proposes to Transfer any of its Shares (or Stock Equivalents) (collectively, the “Tag-along Stock”) to any Person, each other Stockholder holding shares of Company Common Stock (each, a “Tag-along Stockholder”) shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 4.04. This participation right and the terms and conditions set forth in this Section 4.04 shall be applied separately on a class-by-class and series-by-series basis for each class or series of Tag-along Stock, as applicable, but with the Company Preferred Stock (if any) and Company Common Stock treated as one class of Tag-along Stock in any Tag-along Sale.

(b) Tag-along Sale Exceptions. Notwithstanding anything herein to the contrary, the provisions of this Section 4.04 shall not apply to any Transfer of Tag-along Stock that is:

(i) permitted by and made in accordance with Section 4.02;

(ii) proposed to be made by a Dragging Stockholder or required to be made by a Drag-along Stockholder pursuant to Section 4.05;

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(c) Tag-along Notice. The Selling Stockholder shall deliver to the Company and each other Tag-along Stockholder a written notice (a “Tag-along Notice”) of the proposed Tag-along Sale within twenty (20) Business Days prior to the consummation of any Tag-along Sale. The Tag-along Notice shall refer to the Tag-along Stockholders’ rights hereunder and shall describe in reasonable detail:

(i) The class(es) or series and applicable aggregate number of Tag-along Stock the Selling Stockholder proposes to Transfer;

(ii) The identity of the prospective Transferee(s);

(iii) The proposed date, time and location of the closing of the Tag-along Sale, which shall not be less than twenty (20) Business Days from the date of the Tag-along Notice;

(iv) The purchase price per share for each applicable class or series of Tag-along Stock (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(v) A copy of any form of agreement proposed to be executed in connection therewith.

For the avoidance of doubt, in the event of a Tag-along Sale involving more than one class or series of Tag-along Stock, the Selling Stockholder may deliver a single Tag-along Notice to the Company and each Tag-along Stockholder.

(d) Exercise of Tag-along Right.

(i) Each Tag-along Stockholder may exercise its right to participate in the Tag-along Sale on the terms described in the Tag-along Notice by delivering to the Selling Stockholder a written notice (a “Tag-along Exercise Notice”) stating its election to do so for each class or series of Tag-along Stock included in the Tag-along Notice no later than ten (10) Business Days after receipt of the Tag-along Notice (the “Tag-along Exercise Period”). The election of each Tag-along Stockholder set forth in a Tag-along Exercise Notice shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Tag-along Stockholder shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 4.04. If one or more Tag-along Stockholders elects pursuant to a Tag-along Exercise Notice and this SectionSection 4.04(d)(i) to participate in the Tag-along Sale, the number of each applicable class or series of Tag-along Stock that the Selling Stockholder may sell in the Tag-along Sale shall be correspondingly reduced in accordance with Section 4.04(d)(ii).

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(ii) The Selling Stockholder and each Tag-along Stockholder timely electing to participate in the Tag-along Sale pursuant to Section 4.04(d)(i) shall have the right to Transfer in the Tag-along Sale the number of Shares (or applicable Stock Equivalents) of each class or series of Tag-along Stock set out in the applicable Tag-along Notice, treated as separate classes for purposes of this calculation, equal to the product of (A) the aggregate number of shares of the particular class or series of Tag-along Stock, as the case may be, set out in the applicable Tag-along Notice and (B) such Stockholder’s Tag-along Pro Rata Portion for the applicable class or series of Tag-along Stock. Any Tag-along Stockholder may elect to sell in the Tag-along Sale less than the number of Shares (or Stock Equivalents) calculated pursuant to this Section 4.04(d)(ii) for any particular class or series of Tag-along Stock, in which case the Selling Stockholder shall have the right/the Selling Stockholder and each Tag-along Stockholder timely electing to sell its full Tag-along Pro Rata Portion of each applicable class or series of Tag-along Stock in the Tag-along Sale pursuant to this Section 4.04(d)(ii) (each, a “Fully Electing Tag-along Stockholder”) shall have the right, pursuant to Section 4.04(e), to sell the applicable shares of Tag-along Stock not elected to be sold by a Tag-along Stockholder.

(e) Remaining Tag-along Stock.

(i) If any Tag-along Stockholder either declines to exercise its right to participate in any Tag-along Sale under Section 4.04(d) or elects to exercise it with respect to less than its full Tag-along Pro Rata Portion for any class or series of Tag-along Stock, the Selling Stockholder shall deliver a written notice (a “Remaining Tag-along Stock Notice”) to each of the Fully Electing Tag-along Stockholders within three (3) Business Days following the expiration of the Tag-along Exercise Period, informing each Fully Electing Tag-along Stockholder of the aggregate number of shares of each class or series of Tag-along Stock that the Tag-along Stockholders have not elected to sell (such shares, the “Remaining Tag-along Stock”). The Selling Stockholder and each Fully Electing Tag-along Stockholder shall be entitled to Transfer in the Tag-along Sale, in addition to any applicable Shares (or Stock Equivalents) already being Transferred by such Stockholder pursuant to this Section 4.04, a number of Shares (or applicable Stock Equivalents) of each class or series of Remaining Tag-along Stock, treated separately for purposes of this calculation, held by it equal to the product of (A) the number of Shares (or Stock Equivalents) of the applicable class or series of Remaining Tag-along Stock, and (B) a fraction determined by dividing (1) the number of Shares (or applicable Stock Equivalents) on a Fully Diluted Basis of the applicable class or series of Remaining Tag-along Stock owned by such Stockholder, by (2) the aggregate number of Shares (or applicable Stock Equivalents) on a Fully Diluted Basis of the applicable class or series of Remaining Tag-along Stock owned by the Selling Stockholder and all of the Fully Electing Tag-along Stockholders.

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(ii) Each Fully Electing Tag-along Stockholder shall exercise its right to sell Remaining Tag-along Stock in accordance with Section 4.04(e)(i) by delivering to the Selling Stockholder a written notice (a “Remaining Tag-along Stock Exercise Notice”) stating its election to do so and specifying the number of additional Shares (or applicable Stock Equivalents) of each applicable class or series of Remaining Tag-along Stock held by it to be included in the Tag-along Sale pursuant to Section 4.04(e)(i), no later than five (5) Business Days after receipt of the Remaining Tag-along Stock Notice (the “Remaining Tag-along Stock Exercise Period”).

(iii) The election of each Fully Electing Tag-along Stockholder set forth in a Remaining Tag-along Stock Exercise Notice shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Fully Electing Tag-along Stockholder shall be bound and obligated to consummate the Transfer of the additional Shares (or applicable Stock Equivalents) allocable to it on the terms and conditions set forth in this Section 4.04.

(f) Waiver. Each Tag-along Stockholder who does not deliver a Tag-along Exercise Notice in compliance with Section 4.04(d)(i) and each Fully Electing Tag-along Stockholder who does not deliver a Remaining Tag-along Stock Exercise Notice in compliance with Section 4.04(e) shall be deemed to have waived all of such Tag-along Stockholder’s and all such Fully Electing Tag-along Stockholder’s rights to participate in the Tag-along Sale with respect to the Capital Stock (or applicable Stock Equivalents) or, in the case of a Fully Electing Tag-along Stockholder, the applicable portion thereof owned by such Tag-along Stockholder, and the Selling Stockholder shall (subject to the rights of any other participating Tag-along Stockholder or Fully Electing Tag-along Stockholder) thereafter be free to sell to the prospective Transferee the Tag-along Stock or Remaining Tag-along Stock, as applicable, identified in the Tag-along Notice or the Remaining Tag-along Stock Exercise Notice, as applicable, at a per share price for each class or series of such Tag-along Stock or Remaining Tag-along Stock, as applicable, that is no greater than the applicable per share price set forth in the Tag-along Notice and on other terms and conditions which are not in the aggregate materially more favorable to the Selling Stockholder than those set forth in the Tag-along Notice, without any further obligation to the non-accepting Tag-along Stockholders or Fully Electing Tag-along Stockholders, as applicable.

(g) Conditions of Sale.

(i) Each Stockholder participating in the Tag-along Sale shall receive the same consideration per class or series of Tag-along Stock, after deduction of such Stockholder’s proportionate share of the related expenses in accordance with Section 4.04(i) below; provided, that if more than one class or series of Tag-along Stock is being sold in the Tag-along Sale, the aggregate consideration payable in the Tag-along Sale shall be allocated among the applicable classes or series of Tag-along Stock in accordance with the liquidation preferences and other priorities of the applicable classes or series of Tag-along Stock as set forth in the Articles of Incorporation. In addition, no Transfer of any Tag-along Stock by the Selling Stockholder in the Tag-along Sale shall occur unless the prospective Transferee simultaneously purchases the Shares (or applicable Stock Equivalents) elected to be sold by the Tag-along Stockholders pursuant to Section 4.04(d)(i) and Section 4.04(e) and if any such Transfer is in violation of this Section 4.04, it shall be null and void in accordance with the provisions of Section 4.01(d) hereof.

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(ii) Each Tag-along Stockholder shall execute the applicable purchase agreement, if any, and shall make or provide the same representations, warranties, covenants and indemnities as the Selling Stockholder makes or provides in connection with the Tag-along Sale; provided, that each Tag-along Stockholder shall only be obligated to make representations and warranties that relate specifically to such Tag-along Stockholder (as opposed to the Company and its business) with respect to the Tag-along Stockholder’s title to and ownership of the applicable Shares (or Stock Equivalents), authorization, execution and delivery of relevant documents, enforceability of such documents against the Tag-along Stockholder, and other similar representations and warranties made by the Selling Stockholder, and shall not be obligated to make any of the foregoing representations and warranties with respect to any other Stockholder or their Shares (or Stock Equivalents); provided, further, that all indemnities and other obligations shall be made by the Selling Stockholder and each Tag-along Stockholder severally and not jointly and severally (A) with respect to breaches of representations, warranties and covenants made by the Selling Stockholder and the Tag-along Stockholders relating to the Company and its business, if any, pro rata based on the aggregate consideration received by the Selling Stockholder and each Tag-along Stockholder in the Tag-along Sale, and (B) in an amount not to exceed for the Selling Stockholder or any Tag-along Stockholder, the aggregate consideration/net proceeds received by the Selling Stockholder and each such Tag-along Stockholder in connection with the Tag-along Sale, as applicable, plus the amount of any consideration forfeited by the Selling Stockholder or such Tag-along Stockholder, as applicable, to which it is entitled but has not yet received (including, without limitation, as a result of an escrow agreement, earn-out or similar arrangement).

(iii) Each holder of then currently exercisable Stock Equivalents with respect to a class or series of Tag-along Stock proposed to be Transferred in a Tag-along Sale shall be given an opportunity to convert such Stock Equivalents into the applicable class or series of Tag-along Stock prior to the consummation of the Tag-along Sale and participate in such sale as holders of such class or series of Tag-along Stock.

(h) Cooperation. Subject to Section 4.04(g)(ii), each Tag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments (including stock certificates evidencing the applicable Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank), in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Stockholder.

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(i) Expenses. The fees and expenses of the Selling Stockholder incurred in connection with a Tag-along Sale and for the benefit of all Tag-along Stockholders (it being understood that costs incurred by or on behalf of the Selling Stockholder for its sole benefit will not be considered to be for the benefit of all Tag-along Stockholders), to the extent not paid or reimbursed by the Company or the prospective Transferee, shall be shared by the Selling Stockholder and all of the participating Tag-along Stockholders on a pro rata basis, based on the aggregate consideration received by each such Stockholder; provided, that no Tag-along Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.

(j) Consummation of Sale. Subject to the requirements and conditions of this Section 4.04 and the other applicable provisions of this Agreement, including Section 4.01 hereof, the Selling Stockholder shall have sixty (60) days following the expiration of the Tag-along Exercise Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Stockholder than those set forth in the Tag-along Exercise Notice (which 60-day period may be extended for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Selling Stockholder has not completed the Tag-along Sale, the Selling Stockholder may not then effect a Transfer that is subject to this Section 4.04 without again fully complying with the provisions of this Section 4.04. At the closing of the Tag-along Sale, each of the Tag-along Stockholders timely electing to participate in the Tag-along Sale pursuant to Section 4.04(d)(i) shall enter into the agreements and deliver the certificates and instruments, in each case, required by Section 4.04(g) and Section 4.04(h) against payment therefor directly to the Tag-along Stockholder of the portion of the aggregate consideration to which each such Tag-along Stockholder is entitled in the Tag-along Sale in accordance with the provisions of this Section 4.04.

(k) Transfers in Violation of the Tag-along Right. If the Selling Stockholder sells or otherwise Transfers to the prospective Transferee any of its Capital Stock (or Stock Equivalents) in breach of this Section 4.04, then each Tag-along Stockholder shall have the right to sell to the Selling Stockholder, and the Selling Stockholder undertakes to purchase from each Tag-along Stockholder, the number of Shares (or applicable Stock Equivalents) of each applicable class or series that such Tag-along Stockholder would have had the right to sell to the prospective Transferee pursuant to this Section 4.04, for a per share amount and form of consideration and upon the terms and conditions on which the prospective Transferee bought such shares from the Selling Stockholder, but without indemnity being granted by any Tag-along Stockholder to the Selling Stockholder; provided, that nothing contained in this Section 4.04(k) shall preclude any Stockholder from seeking alternative remedies against such Selling Stockholder as a result of its breach of this Section 4.04. Each Stockholder shall bear its own fees, costs and expenses in relation to the exercise or the attempted exercise of the Tag-along Stockholder’s rights under this Section 4.04(k).

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Section 4.05 Drag-along Rights.

(a) Participation. At any time prior to the consummation of a Qualified Public Offering, if any shareholder (together with its respective Permitted Transferees)/one or more Stockholders (together with their respective Permitted Transferees) holding no less than a majority of all the issued and outstanding Company Common Stock/Shares on a Fully Diluted Basis (such Stockholder(s), the “Dragging Stockholder”), proposes to consummate, in one transaction or a series of related transactions, a Change of Control (a “Drag-along Sale”), the Dragging Stockholder shall have the right, after delivering the Drag-along Notice in accordance with Section 4.05(c) and subject to compliance with Section 4.05(d), to require that each other Stockholder (each, a “Drag-along Stockholder”) participate in such Drag-along Sale (including, if necessary, by converting or exercising their Stock Equivalents into the shares of Capital Stock to be sold in the Drag-along Sale) on substantially the same terms and conditions as the Dragging Stockholder as set forth in the applicable Drag-along Notice and in the manner set forth in Section 4.05(b).

(b) Sale of Stock; Sale of Assets. Subject to compliance with Section 4.05(d):

(i) If the Drag-along Sale is structured as the sale of stock, then each Drag-along Stockholder shall sell, with respect to each class or series of Shares proposed by the Dragging Stockholder to be included in the Drag-along Sale, the number of Shares and/or Stock Equivalents, as applicable, of such class or series equal to the product obtained by multiplying (A) the number of Shares and/or Stock Equivalents of the applicable class or series of Shares on a Fully Diluted Basis held by such Drag-along Stockholder by (B) a fraction (1) the numerator of which is equal to the number of Shares and/or Stock Equivalents of the applicable class or series of Shares on a Fully Diluted Basis that the Dragging Stockholder proposes to sell in the Drag-along Sale and (2) the denominator of which is equal to the number of Shares and/or Stock Equivalents of the applicable class or series of Shares on a Fully Diluted Basis held by the Dragging Stockholder at such time; provided, that for purposes of this Section 4.05(b)(i) and the other provisions of this Section 4.05, all classes of Common Stock and applicable Stock Equivalents for Common Stock shall be treated as one class of Shares; and

(ii) If the Drag-along Sale is structured as a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries or as a merger, consolidation, recapitalization, or reorganization of the Company or other transaction requiring the consent or approval of the Stockholders, then notwithstanding anything to the contrary in this Agreement, each Drag-along Stockholder shall (A) vote (in person, by proxy or by written consent, as requested) all of its voting securities (including any voting Shares) in favor of the Drag-along Sale (and any related actions necessary to consummate such sale) and otherwise consent to and raise no objection to such Drag-along Sale and such related actions and (B) refrain from taking any actions to exercise, and shall take all actions to waive, any dissenters’, appraisal or other similar rights that it may have in connection with such transaction.

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(c) Drag-along Notice. The Dragging Stockholder shall exercise its rights pursuant to this Section 4.05 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Stockholder no more than ten (10) Business Days after the execution and delivery by all of the parties thereto of a letter of intent, with respect to a sale contemplated by Section 4.05(b)(i), in any event, no later than twenty (20) Business Days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall refer to the Dragging Stockholders’ rights and obligations hereunder and shall describe in reasonable detail:

(i) The name(s) of the Third Party Purchaser;

(ii) The proposed date, time and location of the closing of the Drag-along Sale;

(iii) The proposed amount of consideration in the Drag-along Sale, including, if applicable, the purchase price per share of each applicable class or series of Capital Stock (or applicable Stock Equivalents) to be sold and the other material terms and conditions of the Drag-along Sale; and

(iv) A copy of any form of agreement proposed to be executed in connection therewith.

(d) Conditions of Sale. The obligations of the Drag-along Stockholders in respect of a Drag-along Sale under this Section 4.05 are subject to the satisfaction of the following conditions:

(i) The consideration to be received by each Drag-along Stockholder shall be the same form and amount of consideration to be received by the Dragging Stockholder per share of Capital Stock of each applicable class or series and the terms and conditions of such sale shall, except as otherwise provided in Section 4.05(d)(iii), be the same as those upon which the Dragging Stockholder sells its Capital Stock; provided, that this Section 4.05(d)(i) condition shall be deemed satisfied even if only Stockholders qualifying as accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act), to the exclusion of Stockholders who either do not qualify as accredited investors or would otherwise cause the registration under applicable federal securities laws of securities issued to such Stockholder in the Drag-along Sale, receive securities of the Third Party Purchaser in the Drag-along Sale, so long as the Dragging Stockholder and each Drag-along Stockholder receive the same value (as determined in good faith by the Board), whether in cash or such securities, as of the closing of the Drag-along Sale with respect to each such Stockholder’s applicable Capital Stock;

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(ii) If the Dragging Stockholder or any Drag-along Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-along Stockholders; provided, that this condition shall be deemed satisfied even if only Stockholders qualifying as accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act), to the exclusion of Stockholders who either do not qualify as accredited investors or would otherwise cause the registration under applicable federal securities laws of securities issued to such Stockholder in the Drag-along Sale, receive an option to receive securities of the Third Party Purchaser in the Drag-along Sale, so long as the Dragging Stockholder and each Drag-along Stockholder receive the same value (as determined in good faith by the Board), whether in cash or such securities, as of the closing of the Drag-along Sale with respect to each such Stockholder’s applicable Capital Stock;

(iii) Each Drag-along Stockholder shall execute the applicable purchase agreement (and any related ancillary agreements entered into by the Dragging Stockholder in connection with the Drag-along Sale) and make or provide the same representations, warranties, covenants, indemnities (directly to the Third-Party Purchaser and/or indirectly pursuant to a contribution agreement, as required by the Dragging Stockholder), purchase price adjustments, escrows and other obligations as the Dragging Stockholder makes or provides in connection with the Drag-along Sale; and

(iv) if the Dragging Stockholder enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation, recapitalization or other reorganization), each Drag-along Stockholder who is not an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) shall, at the request of the Company, appoint a purchaser representative (as defined in Rule 501 of Regulation D promulgated under the Securities Act) designated by the Company, the fees and expenses of which shall be borne by the Dragging Stockholder.

(e) Cooperation. Each Drag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Stockholder.

(f) Fees and Expenses. The fees and expenses of the Dragging Stockholder (either directly or indirectly by the Company and any Company Subsidiary) incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Stockholders, to the extent not paid or reimbursed by the Company, any Company Subsidiary or the Third Party Purchaser, shall be shared by the Dragging Stockholder and all the Drag-along Stockholders on a pro rata basis, based on the aggregate consideration received by each such Stockholder in the Drag-along Sale.

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(g) Consummation of Sale. The Dragging Stockholder shall have ninety (90) days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which 90-day period may be extended for a reasonable time not to exceed one-hundred and twenty (120) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Stockholder has not completed the Drag-along Sale, the Dragging Stockholder may not then exercise its rights under this Section 4.05 without again fully complying with the provisions of this Section 4.05. Offering.

ARTICLE V

Representations and Warranties

Section 5.01 Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company that:

(a) For each such Stockholder that is not an individual, such Stockholder is a corporation or Limited Liability Company duly organized, validly existing and in good standing under the laws of the State or country of formation.

(b) Such Stockholder has full capacity or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Stockholder. Such Stockholder has duly executed and delivered this Agreement.

(c) This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(d) The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law.

(e) The shares of Common Stock of the Company acquired by each Stockholder from the Company have not been registered for resale under the U.S. Securities Act of 1933, as amended, and may not be publicly sold in the absence of an registration statement declared effective by the Securities and Exchange Commission or receipt of an opinion of legal counsel acceptable to the Company that there exists an available exemption from such registration requirements.

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(f) Except for this Agreement and the Orderly Market Agreement, such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Capital Stock or Stock Equivalents of the Company, including agreements or arrangements with respect to the acquisition or disposition of any such Capital stock or Stock Equivalents or any interest therein or the voting of any Capital Stock or Stock Equivalents (whether or not such agreements and arrangements are with the Company or any other Stockholder).

(g) Subject to the other provisions of this Agreement, the representations and warranties contained herein shall survive the date of this Agreement and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

ARTICLE VI

TERMINATION EVENTS

section 6.01 TERMINATION. Notwithstanding anything to the Contrary, express or implied, this agreement and the rights and obligations of the parties shall immediately terminate upon the occurrence of any termination event.

Section 6.02 Termination Event. the first to occur of any of the following shall constitute a termination event:

(A) Consummation of a Public Offering;

(B) Consummation of a Sale of Control; or

(C) At such time as Cristophe shall have received a minimum of USD1,200,000 in connection with any public or private sale(s) of its Cristophe Shares.

ARTICLE VII

Miscellaneous

Section 7.01 Expenses. Each party to this Agreement shall bear its own costs, fees and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof.

Section 7.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder hereby agrees, at the request of the Company or any other Stockholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

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Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses appearing on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03).

Section 7.04 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible

Section 7.06 Entire Agreement.

(a) This Agreement, together with the Articles of Incorporation, the Orderly Market Agreement, and executed after the date hereof (collectively, the “Related Agreements”), and all related Exhibits and Schedules hereto and thereto constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b) In the event of an inconsistency or conflict between the provisions of this Agreement and any provisions of any Related Agreement with respect to the subject matter herein, the terms of the Articles of Association, then Orderly Market Agreement shall control.

Section 7.07 Successors and Assigns; Assignment. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. This Agreement may not be assigned by any Stockholder except as provided in this Agreement (or as otherwise consented to in a prior writing by any shareholder) and any such assignment in violation of this Agreement shall be null and void.

Section 7.08 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 7.09 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Stockholders holding a majority of the issued and outstanding shares of Company Common Stock. Any such written amendment or modification will be binding upon the Company and each Stockholder.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 7.10 shall diminish any of the explicit and implicit waivers described in this Agreement, including in, Section Section 4.05(b)(ii), Section Section 4.04(f) and Section 7.13 hereof.

Section 7.11 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

Section 7.12 Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Nevada or in the Court of Chancery of the State of Nevada (or, if such courts lack subject-matter jurisdiction, in the Superior Court of the State of Nevada), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Nevada.

Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by certified or registered mail to the address set forth in Section 7.03 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 7.13 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

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Section 7.14 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 7.15 Attorneys’ Fees. In the event that any party hereto institutes any legal suit, action or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the reasonable costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 7.16 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 7.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature pageS follow]

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IN WITNESS WHEREOF each Party has executed this Agreement as an Agreement, or caused this Agreement to be executed by its duly authorised representatives.

EXECUTED AS A DEED for and on behalf of Christophe Beverly Hills, LLC by Colin Conway, its manager, in the presence of:		Signature Manager
/s/ Colin Conway
Signature of witness Name: COLIN CONWAY Address:	(in CAPITAL LETTERS)

EXECUTED AS A DEED for and on behalf of Unity Global FZCO by Jeremy Harbour, a director, in the presence of:		Signature Director
/s/ Jeremy Harbour
Signature of witness Name: Jeremy Harbour Address:	(in CAPITAL LETTERS)

EXECUTED AS A DEED for and on behalf of United Express Inc. by Andrei Stoukan, its Chief Executive Officer and Director, in the presence of:		Signature Director
/s/ Andrei Stoukan
Signature of witness Name: Address:	(in CAPITAL LETTERS)

Signature Page to Stockholders Agreement

United Express Inc.